UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): June 20, 2002


                           BIOANALYTICAL SYSTEMS, INC.
             (Exact name of registrant as specified in its charter)


            Indiana                        0-23357               35-1345024
(State or other jurisdiction of    (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)


               2701 KENT AVE
           WEST LAFAYETTE, INDIANA                               47906-1382
(Address of principal executive offices)                         (Zip Code)


       Registrant's telephone number, including area code: (765) 463-4527

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Item 5.  Other Events.

     On June 20, 2002, Bioanalytical Systems, Inc., an Indiana corporation ("BAS"), PI Acquisition Corp., a Maryland corporation and a wholly owned subsidiary of BAS ("Acquisition"), and PharmaKinetics Laboratories, Inc., a Maryland corporation ("PKLB") entered into an Agreement and Plan of Merger (the "Merger Agreement") which provides for, subject to the terms and conditions set forth therein, the merger of PKLB and Acquisition (the "Merger").

     As of the effective time of the Merger, shares of PKLB common stock outstanding will be converted into shares of BAS common stock at a rate of one
BAS shares for each 12 PKLB shares; shares of PKLB Series A convertible preferred stock will be converted into 6% subordinated convertible promissory notes issued by BAS in an aggregate principal amount of $5,000,000; and shares of PKLB Series B convertible preferred stock will be converted into shares of BAS common stock at the same ratios as shares of PKLB common stock. The promissory notes issued in the merger mature on January 1, 2008, will not bear interest for the first year following the effective time of the merger, and will be convertible at the option of the holder into BAS common stock at a conversion price of $16.00 per share. The transaction is subject to approval by the BAS board and customary closing conditions, including registration of the BAS securities to be issued in the merger and the approval of PKLB's shareholders. The merger is currently expected to close prior to the end of BAS' current fiscal year. Holders of more than 85% of PKLB's Class A convertible preferred stock have agreed to vote those shares in favor of the merger.

     A copy of the Merger Agreement is attached hereto as Exhibit 2.1. The foregoing description is qualified in its entirety by reference to the full text of the Merger Agreement set forth in Exhibit 2.1. A copy of the Exhibits and Schedules to the Merger Agreement will be provided to the Commission upon request. A joint press release announcing the Merger was issued on June 20, 2002. A copy of the text of the press release is attached hereto as Exhibit 99.1.


Item 7.  Financial Statements and Exhibits.

     The following exhibits are filed as a part of this report:

     (a)  Not Applicable

     (b)  Not Applicable

     (c)  Exhibits

          2.1 Agreement and Plan of Merger, dated as of June 20, 2002, among Bioanalytical Systems, Inc., PI Acquisition Corp., and PharmaKinetics Laboratories, Inc. (schedules and exhibits omitted).

          99.1 Press Release dated June 20, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                  BIOANALYTICAL SYSTEMS, INC.
                                  (Registrant)



Date: July 3, 2002              By:  /s/ Peter T. Kissinger
                                       -----------------------------------------
                                       Peter T. Kissinger
                                       President and Chief Executive Officer

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                                  EXHIBIT INDEX


Exhibit Number                      Description of Exhibit
--------------                      ----------------------

      2.1                 Agreement and Plan of Merger date June 20, 2002

     99.1                 Press Release dated June 20, 2002